UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive
Lake Success, New York 11042
 (Address of principal executive offices)

 Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on Which Registered:
Common Stock, par value $0.01 per share	BR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, Edmund Reese, Vice President and Chief Financial Officer of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”), informed the Company that he is resigning to pursue other career opportunities, effective June 30, 2024.  Mr. Reese’s departure is not based on any disagreement with the Company’s independent auditors or the Company on any matter.

Ashima Ghei will serve as Interim Chief Financial Officer of Broadridge, effective July 1, 2024, as the Company conducts a search for a new chief financial officer.  Ms. Ghei has served as the chief financial officer of Broadridge’s Investor Communication Solutions segment since January 2022 and is a member of the Company’s Executive Leadership Team.  Prior to joining Broadridge, Ms. Ghei spent 18 years at American Express where she held a range of increasingly senior roles in Finance and Business strategy, most recently serving as Head of Merchant Pricing for the Americas.

Item 7.01.	Regulation FD Disclosure.

On June 4, 2024, the Company issued a press release regarding the resignation of Mr. Reese as Vice President and Chief Financial Officer, and the appointment of Ashima Ghei as Interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated June 4, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024

BROADRIDGE FINANCIAL SOLUTIONS, INC.

	By:	/s/Hope M. Jarkowski
Name: Hope M. Jarkowski
Title: Chief Legal Officer